Exhibit 99.1

Dragonfly Energy Reports First Quarter 2026 Results

Net Sales and Adjusted EBITDA Above Guidance

Stevens Transport Purchase Order Valued at Over $3 Million, Spanning Nearly 500 Trucks

Recent Cost Reduction Actions on Track and Expected to Benefit Results Starting Q2 2026

Guides to Q2 2026 Net Sales of $13.2 Million and Adj EBITDA of $(1.9 Million)

First Quarter 2026 Financial Highlights

●	Net sales were $9.7 million.
●	OEM net sales were $5.8 million.
●	Gross Margin was 17.6%.
●	Net Loss Attributable to Common Shareholders was $(7.7) million.
●	Adjusted EBITDA was $(4.6) million.

RENO, NEVADA (May 14, 2026) — Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) (“Dragonfly Energy” or the “Company”), an industry leader in energy storage and battery technology and maker of Battle Born Batteries®, today reported its financial and operational results for the first quarter ended March 31, 2026.

“First quarter results reflect a softer demand environment in the RV market, as expected,” commented Dr. Denis Phares, Chief Executive Officer. “While the broader RV market has not yet recovered, we have seen signs of stabilization since the end of the first quarter and remain encouraged by the continued adoption of our lithium battery solutions across key OEM partnerships, including expanded model integration and increased energy storage content within select existing platforms.”

“In the heavy-duty trucking market, one of our key long-term growth opportunities, we continue to see strong momentum. Following quarter-end, Stevens Transport placed a significant purchase order valued at over $3 million, spanning nearly 500 trucks, marking one of the most comprehensive single-fleet adoptions of our heavy-duty trucking solutions to date. This order spans our full heavy-duty trucking product portfolio and reflects the successful progression from pilot programs to scaled fleet adoption, which we believe validates the real world operational and economic benefits of our technologies.”

“During the first quarter, we also announced significant corporate actions that reduced our operating expenses, enhanced our focus on the OEM segment, and more closely aligned the Company with our shareholders. We believe we remain well-positioned to support growth as we scale and expect to realize the benefits of these initiatives starting in the second quarter.”

First Quarter 2026 Financial and Operating Results

Net Sales by Customer Type

(in thousands)

	Fiscal Quarter Ended
	March 31, 2026	March 31, 2025	Change (YoY)
OEM	$5,752	$8,091	-28.9%
DTC	$3,702	$5,015	-26.2%
Licensing Fee	$250	$250	0%
Net Sales	$9,704	$13,356	-27.3%

Net sales were $9.7 million, including $5.8 million in OEM net sales and $3.7 million in DTC net sales, reflecting softer demand in the RV market, particularly in the Company’s core RV-related channels, as well as the Company’s ongoing focus on higher-value OEM and commercial opportunities.

Gross profit was $1.7 million, with a gross margin of 17.6%, compared to gross profit of $3.9 million and gross margin of 29.4%. First quarter gross margin was impacted by lower unit volume of batteries and accessory sale. Operating Expenses totaled $7.4 million, compared to $9.8 million, primarily driven by the Company’s targeted cost reduction measures.

The Company reported a Net Loss of $(6.6) million and a Net Loss Attributable to Common Shareholders of $(7.7) million, or $(0.64) per diluted share. Adjusted EBITDA excluding stock-based compensation, changes in the fair market value of our warrants, and other one-time expenses, was $(4.6) million.

Summary and Outlook

“Looking ahead, we remain focused on expanding OEM relationships, improving operational efficiency, and maintaining disciplined execution as we drive toward growth and profitability. We also continue to advance our long-term technology roadmap, supported by our recent selection for more than $500,000 in additional non-dilutive Nevada Tech Hub funding to expand our in-house battery development, testing, and validation capabilities.

For the second quarter, we anticipate revenue of $13.2 million and adjusted EBITDA loss of $1.9 million. With commercial trucking momentum building and continued healthy adoption trends within our RV OEM partnerships, including expanded model integration and increased energy storage content within select existing platforms, we anticipate a sequential revenue increase of approximately 36% in the second quarter. We are also encouraged to see our cost savings initiatives starting to take effect, which we expect to drive a $2.7 million sequential improvement in Adjusted EBITDA loss, as we continue to advance toward out target of Adjusted EBITDA profitability at an annualized net sales run rate of $70 million,” concluded Dr. Phares.

Q2 2026 Guidance

●	Net Sales of approximately $13.2 million.
●	Adjusted EBITDA of approximately $(1.9) million*

* The Company cannot reconcile its expected adjusted operating EBITDA under “Q2 2026 Guidance” without unreasonable effort because certain items that impact net (loss) income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time. Actual results may vary from the guidance and the variations may be material.

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure and should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”). Please refer to the reconciliation of Adjusted EBITDA to its nearest GAAP measure in this release.

The Company provides non-GAAP financial measures including EBITDA and Adjusted EBITDA as a supplement to GAAP financial information to enhance the overall understanding of the Company’s financial performance and to assist investors in evaluating the Company’s results of operations, period over period. Adjusted non-GAAP measures exclude significant unusual items. Investors should consider these non-GAAP measures as a supplement to, and not a substitute for financial information prepared on a GAAP basis.

EBITDA is defined as earnings before interest and other income (expenses), income taxes, and depreciation and amortization. Adjusted EBITDA is calculated as EBITDA adjusted for stock-based compensation, change in fair market value of warrant liabilities, non-recurring costs associated with strategic financing, reverse stock split, litigation and loss on settlement. Adjusted EBITDA is a performance measure that the Company believes is useful to investors and analysts because it illustrates the underlying financial and business trends relating to the Company’s core, recurring results of operations and enhances comparability between periods.

Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of net loss or other results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures, future requirements for capital expenditures, or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay taxes;

●	Although amortization and depreciation are non-cash charges, the assets being amortized and depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

●	Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which the Company may adjust in historical periods; and

●	Other companies in the industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Webcast Information

The Dragonfly Energy management team will host a conference call to discuss its first quarter 2026 financial and operational results this afternoon, May 14, 2026 at 4:30 PM Eastern Time. The call can be accessed live via webcast by clicking here, or through the Events and Presentations page within the Investor Relations section of Dragonfly Energy’s website at https://investors.dragonflyenergy.com/events-and-presentations/default.aspx. The call can also be accessed by dialing (833) 461-5787 (North America toll-free) or +1 (585) 542-9983 (International toll-free) and referencing conference ID: 797733227. Please log in to the webcast or dial in to the call at least 10 minutes prior to the start of the event.

An archive of the webcast will be available for a period of time shortly after the call on the Events and Presentations page on the Investor Relations section of Dragonfly Energy’s website, along with the earnings press release.

About Dragonfly Energy

Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) is a comprehensive lithium battery technology company, specializing in cell manufacturing, battery pack assembly, and full system integration. Through its renowned Battle Born Batteries® brand, Dragonfly Energy has established itself as a frontrunner in the lithium battery industry, with hundreds of thousands of reliable battery packs deployed in the field through top-tier OEMs and a diverse retail customer base. At the forefront of domestic lithium battery cell production, Dragonfly Energy’s patented dry electrode manufacturing process can deliver chemistry-agnostic power solutions for a broad spectrum of applications, including energy storage systems, electric vehicles, and consumer electronics. The Company’s overarching mission is the future deployment of its proprietary, nonflammable, all-solid-state battery cells.

To learn more about Dragonfly Energy and its commitment to clean energy advancements, visit https://investors.dragonflyenergy.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the Company’s guidance for the second quarter of 2026, results of operations and financial position, planned products and services, business strategy and plans, market size and growth opportunities, competitive position and technological and market trends. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions.

These forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the Company’s control) which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to: improved recovery in the Company’s core markets, including the RV market; the Company’s ability to successfully increase market penetration into target markets; the Company’s ability to penetrate the heavy-duty trucking and other new markets; the growth of the addressable markets that the Company intends to target; the Company’s ability to retain members of its senior management team and other key personnel; the Company’s ability to maintain relationships with key suppliers including suppliers in China; the Company’s ability to maintain relationships with key customers; the Company’s ability to protect its patents and other intellectual property; the Company’s ability to successfully utilize its patented dry electrode battery manufacturing process and optimize solid state cells as well as to produce commercially viable solid state cells in a timely manner or at all, and to scale to mass production; the Company’s ability to timely achieve the anticipated benefits of its licensing arrangement with Stryten Energy LLC; the Company’s ability to achieve the anticipated benefits of its customer arrangements with Stevens Transport; the Company’s ability to maintain the listing of its common stock and public warrants on the Nasdaq Capital Market; the impact of geopolitical conflicts; the Company’s ability to generate revenue from future product sales and its ability to achieve and maintain profitability; and the Company’s ability to compete with other manufacturers in the industry and its ability to engage target customers and successfully convert these customers into meaningful orders in the future. These and other risks and uncertainties are described more fully in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC and in the Company’s subsequent filings with the SEC available at www.sec.gov.

If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements contained in this press release speak only as of the date they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Financial Tables

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Balance Sheets

(U.S. Dollars in thousands, except share and per share data)

	As of
	March 31, 2026	December 31, 2025
Current Assets
Cash and cash equivalents	$8,637	$18,270
Accounts receivable, net of allowance for credit losses	2,979	4,215
Inventory	24,299	24,234
Prepaid expenses	1,115	1,088
Prepaid inventory	811	937
Prepaid income tax	359	353
Other current assets	1,758	1,083
Total Current Assets	39,958	50,180
Property and Equipment
Property and Equipment, Net	20,407	20,741
Operating lease right of use asset, net	14,951	15,240
Other assets	379	388
Total Assets	$75,695	$86,549

Current Liabilities
Accounts payable	$9,139	$10,322
Accrued payroll and other liabilities	2,518	4,053
Accrued tariffs	341	943
Customer deposits	118	121
Deferred revenue, current portion	1,000	1,000
Dividends Payable	502	317
Notes payable, current portion, net of debt issuance costs	466	433
Operating lease liability, current portion	2,447	2,533
Financing lease liability, current portion	28	35
Total Current Liabilities	16,559	19,757
Long-Term Liabilities
Deferred revenue, net of current portion	2,333	2,583
Warrant liabilities	207	713
Notes payable, non current portion, net of debt issuance costs	9,859	9,212
Operating lease liability, net of current portion	19,955	20,470
Financing lease liability, net of current portion	23	28
Total Long-Term Liabilities	32,377	33,006
Total Liabilities	48,936	52,763
Commitments and Contingencies
Redeemable Preferred Stock
Preferred stock - Series A 5,000 shares at $0.0001 par value, authorized, no shares issued and outstanding as of December 31, 2025 and 2024, respectively	-	-
Preferred stock - Series B, 25,000 shares at $0.0001 par value, authorized, and no shares issued and outstanding as of December 31, 2025 and 2024, respectively	22,849	22,256
Stockholders’ Equity
Preferred stock, 4,995,000 shares at $0.0001 par value, authorized, no shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	-	-
Common stock, 400,000,000 shares at $0.0001 par value, authorized, 12,078,713 and 723,265 shares issued and outstanding as of December 31, 2025 and 2024, respectively	1	1
Additional paid in capital	162,627	163,622
Accumulated deficit	(158,718)	(152,093)
Stockholders’ Equity	3,910	11,530
Total Liabilities, Redeemable Preferred Stock and Stockholders’ Equity	$75,695	$86,549

Dragonfly Energy Holdings Corp.

Unaudited Condensed Interim Consolidated Statement of Operations

(U.S. Dollar in Thousands, except share and per share data)

	Three Months Ended
	March 31,	March 31,
	2026	2025

Net Sales	$9,704	$13,356

Cost of Goods Sold	7,994	9,428

Gross Profit	1,710	3,928

Operating Expenses
Research and development	980	1,000
General and administrative	4,482	6,357
Selling and marketing	1,975	2,485

Total Operating Expenses	7,437	9,842

Loss From Operations	(5,727)	(5,914)

Other Income (Expense)
Interest expense	(1,465)	(4,701)
Other Income	61	-
Change in fair market value of warrant liability	506	3,818
Total Other Expense	(898)	(883)

Net Loss Before Taxes	(6,625)	(6,797)

Income Tax (Benefit) Expense	-	-

Net Loss	$(6,625)	$(6,797)
Less: Preferred Stock Dividends	(1,095)	-
Net Loss Attributable to Common Shareholders	$(7,720)	$(6,797)

Net (Loss) Gain Per Share- Basic & Diluted	$(0.64)	$(9.28)
Weighted Average Number of Shares- Basic & Diluted	12,083,461	732,762

Dragonfly Energy Holdings Corp.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(U.S. Dollars in Thousands)

	Three Months Ended
	March 31,	March 31,
	2026	2025
EBITDA Calculation
Net Loss Attributable to Common Shareholders	$(7,720)	$(6,797)
Interest Expense	1,465	4,701
Taxes	-	-
Depreciation and Amortization	794	859
EBITDA	$(5,461)	$(1,237)

Adjustments to EBITDA
Stock Based Compensation	100	220
Preferred Stock Financing expenses	-	631
Litigation Fees and Loss on Settlement	39	543
Reverse Stock Split	-	15
Loss on impairment of Assets	6	-
At-the-Market (ATM) agreement expenses	139	-
Debt modification expenses	36	-
Change in fair market value of warrant liability	(506)	(3,818)
Series B Preferred Stock Dividend	1,095	-
Adjusted EBITDA	$(4,552)	$(3,646)

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Statement of Cash Flows

Three Months Ended

(U.S. Dollar in thousands)

	March 31,	March 31,
	2026	2025
Cash flows from Operating Activities
Net Loss	$(6,625)	$(6,797)
Adjustments to Reconcile Net Loss to Net Cash
Used in Operating Activities
Stock based compensation	100	220
Amortization of debt discount	921	1,095
Change in fair market value of warrant liability	(506)	(3,818)
Non-cash interest expense (paid-in-kind)	-	3,579
Provision for credit losses	6	103
Depreciation and amortization	794	859
Amortization of right of use assets	289	658
Changes in Assets and Liabilities
Accounts receivable	1,230	(1,915)
Inventory	(65)	(12)
Prepaid expenses	(27)	(126)
Prepaid income tax	(6)	-
Prepaid inventory	126	(669)
Other current assets	(675)	54
Other assets	9	-
Income taxes payable	-	(4)
Accounts payable and accrued expenses	(2,899)	3,379
Operating lease liabilities	(601)	(706)
Accrued tariffs	(602)	30
Deferred revenue	(250)	(250)
Customer deposits	(3)	(180)
Total Adjustments	(2,159)	2,297
Net Cash Used in Operating Activities	(8,784)	(4,500)

Cash Flows From Investing Activities
Proceeds from disposal of property and equipment
Purchase of property and equipment	(279)	(778)
Net Cash Used in Investing Activities	(279)	(778)

Cash Flows From Financing Activities
Proceeds from public offering (ATM), net	-	63
Proceeds from preferred stock offering, net of fees	-	3,180
Repayment of note payable	(241)	-
Principal payments on finance leases	(12)	(11)
Payment of dividends	(317)	-
Net Cash (Used in) Provided by Financing Activities	(570)	3,232

Net Decrease in Cash and cash equivalents	(9,633)	(2,046)
Cash and cash equivalents - beginning of period	18,270	4,849
Cash and cash equivalents - end of period	$8,637	$2,803

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	$-	$2
Cash paid for interest	$965	$1
Supplemental Non-Cash Items
Purchases of property and equipment, not yet paid	$360	$929
Conversion of preferred stock to common stock	$-	$273
Recognition of warrant liability - Investor Warrants	$-	$697
Accrued dividends	$502	$-
Dividends paid in kind	$125	$-
Accretion of preferred stock discount	$468	$-

Investor Relations:

Eric Prouty

Szymon Serowiecki

AdvisIRy Partners

DragonflyIR@advisiry.com